                                                                    EXHIBIT 99.1

                                                                ----------------
                                                                Name of optionee

                          OPTIKA IMAGING SYSTEMS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                          (Optika PRE 1992 Stock Plan)

                     -------------------------------------


          THIS AGREEMENT is entered into by and between Optika Imaging Systems, Inc., a California corporation with its principal office at 980 Enchanted Way, Suite 101, Simi Valley, California 93065 (hereinafter the "Company"), and the undersigned employee of the Company or a parent or subsidiary of the Company (hereinafter the "Optionee").

          WHEREAS, the Optionee renders important services to the Company or a parent or subsidiary of the Company, and the Company desires to grant an incentive stock option to the optionee;

          NOW, THEREFORE, in consideration of the foregoing recital and the mutual agreements herein contained, the parties hereto hereby agree as follows:

          1.   Grant, Exercisability and Term of Option.
               ----------------------------------------

               a. The Company hereby grants to the Optionee pursuant to the Optika Pre 1992 Stock Plan (the "Plan") the option to purchase from the Company upon the terms and conditions hereinafter specified the number of shares set forth on the signature page below ("Shares") of the $.01 par value common stock ("Common Stock") of the Company at the purchase price per Share set forth on such signature page (the "Option Price"). The date of grant of this option is the date set forth at the execution page of this Agreement as the "Option Date".

               b.     Except as otherwise provided in Section 12 (b), this
option may be exercised only as to shares which are "Vested Shares" as defined in Section 5, at the time of exercise. This option shall be immediately exercisable in full or in part as to Vested Shares and shall remain exercisable as to Vested Shares until it expires on the tenth anniversary of the Option Date, unless the option is sooner terminated as hereinafter provided. Only whole Shares may be purchased pursuant to this option.
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          2.  Conditions and Limitations.
              --------------------------

              a. The option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the option or any installment thereof, the optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the Shares under applicable securities laws and the by-laws of the Company, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing conditions.

              b. The option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in
Section 4 the option shall be exercisable during the lifetime of the Optionee by the Optionee only. Notwithstanding the foregoing, however, if the optionee is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Optionee's affairs, the guardian or conservator (or other similar person) may exercise the option on behalf of the Optionee, provided that such exercise is made within the time limits prescribed herein.

              c. The option granted in this Agreement is subject to the terms, conditions and definitions of the Plan, a copy of which is attached hereto. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of the Plan shall govern; provided, that the provisions of Section 4 of this Agreement shall govern, notwithstanding any inconsistent provision of the Plan. The Optionee hereby accepts this option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board of Directors of the Company (the "Board") or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the optionee and his or her heirs.

          3.  Exercise of Option; Withholding Taxes.
              -------------------------------------

              a. Written notice of the exercise of the option or any installment thereof shall be given to the Company specifying the number of shares for which the option is exercised and accompanied by payment in full of the Option Price. Payment shall be made (a) in cash, (b) by check, (c) by Immediate Sales Proceeds, as defined below, (d) by delivery and assignment to the Company of shares of Company stock owned by the Optionee (which shares have a fair market value, as determined by the Board, not less than the Option Price), or (e) by

                                       2.
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any combination of the foregoing.  Notwithstanding the foregoing, this option may not be exercised by delivery and assignment to the Company of shares of Company stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Company's stock. As used herein, the term "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of the Shares acquired on the exercise of this option pursuant to a procedure approved by the Company. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

              b. The Company's obligation to deliver Shares upon exercise of an option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the option.

          4.  Termination of Option.  In the event that the Optionee ceases to
              ---------------------
be employed by the Company or any other entity which at the time conforms to the definition of parent or subsidiary of the Company, as specified in the Plan (collectively, the "Company Group") at any time prior to the exercise of this option in full, this option shall terminate according to the following provisions:

              a. If the Optionee ceases to perform services voluntarily due to resignation or other voluntary action or involuntarily, the Optionee may at any time within a period of three (3) months after the date of such cessation of the performance of services exercise the option to the extent that the option was exercisable on the date of such cessation;

              b. If the Optionee ceases to perform services because of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), the Optionee may at any time within a period of one year after the date of such cessation of the performance of services exercise the option to the extent that the option was exercisable on the date of such cessation; and

              c. If the Optionee ceases to perform services because of death, the option, to the extent that the optionee was entitled to exercise it on the date of death, may be exercised within a period of one year after the Optionee's death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution; provided, however, that no option may be exercised to any extent by anyone after the date of its expiration.

                                       3.
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          Notwithstanding any other provision herein contained, the option shall terminate and may no longer be exercised if, in the good faith determination of the Board, the optionee has, prior to exercise of the option, engaged, whether as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant, in any Competitive Business (as hereinafter defined) or attempted to induce employees of or consultants or other individual contributors to any member of the Company Group to terminate their employment or other service with such member of the Company Group. As used herein, the term "Competitive Business" shall mean any business or activity in which any member of the Company Group is at the time in question actively engaged within any geographic area in which such member of the Company Group has at such time been actively conducting such business or activity; provided, however, that the ownership of no more than 5% of the outstanding capital stock of a corporation traded on a national securities exchange or in the over-the-counter market shall not be deemed engaging in a Competitive Business.

          5.  Vested Shares.  A percentage of the Shares, determined on the
              -------------
basis of the number "quarters of employment" (as hereinafter defined) from the Commencement Date (as specified on the signature page below), shall at the time in question be "Vested Shares" for the purpose of this Agreement:

                                              Percentage of Shares
               Quarters of Employment         which are Vested Shares
               ----------------------         -----------------------
               Less than 4 quarters                     0%
               4 quarters                           25.00%
               Each additional quarter               6.25%

          Notwithstanding the vesting schedule set-forth above, if the employment of the optionee terminates by reason of death or disability, the number of quarters of employment shall be increased by four; provided, however,
                                                             -----------------
that the operation of this sentence shall in no event increase the percentage of Shares which are Vested Shares to more than 100%. As used herein, the term "quarter(s) of employment" shall mean each full quarter of employment with the Company, measured from the Commencement Date, it being intended that each year measured from the Commencement Date shall consist of 4 quarters; and the term "disability" shall mean a medical condition or illness which is or is expected to be of longer than six months' duration and by reason of which the Optionee is substantially unable to perform the Optionee's regular duties with the Company, as determined in good faith by the Board.

          6.  "Market Stand Off" Agreement.  The Optionee, if requested by the
              ----------------------------
Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Optionee during the

                                       4.
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period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Optionee sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

          7.  Notice of Disposition of Shares.  The Optionee hereby agrees to
              -------------------------------
notify the Company promptly if the Optionee disposes of any Shares within one
(1) year after the date the Optionee exercises all or part of this option or within two (2) years after the Option Date. At any time during the one or two year periods set forth above, the Company may place a legend on any certificate representing Shares requesting the transfer agent for the Company's stock to notify the Company of any such transfer. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

          8.  $100,000 Limitation.  Under Section 422 of the Code, to the extent
              -------------------
that the aggregate fair market value of the shares with respect to which incentive stock options granted by any member of the Company Group first become exercisable by an employee during any calendar year exceed $100,000 (the "$100,000 limitation"), such options are treated as options which are not incentive stock options. If the $100,000 limitation is exceeded by reason of the grant of this option, this option shall be deemed, to the maximum extent possible, if any, to be an incentive stock option, and, accordingly, the following shall apply:

              a. notwithstanding Section 1 of this Agreement, if the Share Value (as hereinafter defined) of this option, together with the sum of the Share Values of those portions of Prior Incentive Options (as hereinafter defined) which are first exercisable in the calendar year in which this option first becomes exercisable, exceed $100,000, this option shall be exercisable (subject to any other limitations contained in this Agreement) in the first calendar year during which exercise is permitted (as specified in Section 1) for that number of Shares having a Share Value not in excess of $100,000 (taking into account initial exercisability during that year of Prior Incentive Options) and shall become exercisable (subject to such other limitations) during each subsequent calendar year commencing prior to expiration or termination of this option (until fully exercisable) for a like number of Shares (reduced to the extent necessary to avoid exceeding the $100,000 limitation), but not in excess of the number of Shares remaining unexercised under this option; and

              b. if by reason of application of (a) above this option would not become fully exercisable prior to its expiration, any Shares not otherwise exercisable shall be deemed to be covered by a nonqualified option pursuant to
Section 422(d) of the Code and may

                                       5.
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be purchased hereunder (subject to such other limitations) at the earliest time permitted by Section 1.

          As used herein, the term "Share Value" shall mean, as to an incentive stock option, the product of the number of Shares covered by the option and the applicable option, price (or if less, the fair market value of such Shares on the option Date), and the term "Prior Incentive Option" shall mean any incentive stock option granted to the Optionee by any member of the Company Group prior to the Option Date.

          9.  Legends.  The restrictions upon transfer of the Shares provided
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herein shall be noted or referred to conspicuously on each certificate issued therefor subject hereto, such notation or reference to be in addition to the legend specified in Section 2(a) and to read substantially as follows:

          "The shares evidenced by this certificate were issued by the Corporation to the registered holder upon exercise of an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and are subject to the terms of an incentive stock option agreement containing certain restrictions, a copy of which agreement will be furnished upon request. The transfer agent for the shares evidenced hereby shall notify the Corporation immediately of any transfer of the shares by the registered holder hereof."

          The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933 or any state securities laws and may not be sold, transferred, or otherwise disposed of unless such shares are first registered pursuant to all such applicable laws or the shareholder of record shall have presented to the issuer an opinion of counsel satisfactory to the issuer that such registration is not required.

          10.  Notices.  All notices or demands given pursuant to this Agreement
               -------
shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Optionee (or the Optionee's legal representatives) at the address stated in the optionee's (or their) notice or at the optionee's address appearing on the books of the Company.

          11.  No Employment Commitment; Tax Treatment.  Nothing herein
               ---------------------------------------
contained shall be deemed to be or constitute an agreement or commitment by the Company to continue

                                       6.

the optionee in its employ. Although the option granted hereunder is intended to qualify as an incentive stock option under Section 422 of the Code, the Company makes no representation about the tax treatment to the Optionee with respect to receipt or exercise of the option or acquiring, holding or disposing of the Shares, and the Optionee represents that the Optionee has had the opportunity to discuss such treatment (including the possible application of Section 83 of the Code) with the Optionee's tax adviser. The Optionee shall have no rights as a stockholder with respect to the shares subject to the option until the exercise of the option and the issuance of a stock certificate for the Shares with respect to which the option shall have been exercised.

          12.  Adjustment in Shares, etc.
               -------------------------

               a. Appropriate adjustment shall be made by the Board in number, kind, and exercise price of Shares covered by the option granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date.

              b. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to the option granted hereunder, and the number and kind of Shares then subject to the option granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause this option to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may, but shall not be required to, provide that any unexercisable portion of this option (other than any such portion which has expired as provided in Section 1 or terminated as provided in Section 4) shall be immediately exercisable as of such date prior to such merger, similar reorganization, or sale of assets as the Board determines.

              c. As used in this Agreement, the term "Shares" shall mean the shares covered by this option, as adjusted in accordance with this paragraph 12.

          13.  Miscellaneous.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of The State of California. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Optionee and the successors and assigns of the Company, but shall not be assigned by the Optionee at any time without the prior written permission of the Company, and any such attempted assignment

                                       7.

shall be void. The Optionee accepts the option evidenced by this Agreement in the full satisfaction of the obligation of the Company to grant an option to the Optionee pursuant to the letter agreement dated April 20th, 1992.
                                                ----------------

          IN WITNESS WHEREOF the parties have executed this Stock Option Agreement as of the Option Date.

OPTIKA IMAGING SYSTEMS, INC.

By:
   --------------------------          ------------------------------------
     President                         Optionee [Sign Name]

                                       ------------------------------------
                                       [Print Name]

                                       ------------------------------------

                                       Address:
                                               ----------------------------
                                               ----------------------------

                                       Social Security No.:
                                                           ----------------

                                       Option Date:
                                                   ------------------------

                                       Commencement Date:
                                                         ------------------

                                       Number of Shares:
                                                        -------------------

                                       Option Price:            Per Share
                                                    ------------

                                       8.